UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2025
FIVE BELOW, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
701 Market Street
Suite 300
Philadelphia, PA 19106
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (215) 546-7909
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	FIVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On June 4, 2025, Five Below, Inc. (the “Company”) issued a press release regarding its sales and earnings results for the first quarter ended May 3, 2025 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1, and is being furnished, not filed, under item 2.02 of this Current Report on Form 8-K. As previously announced, the Company has scheduled a conference call for 4:30 p.m. Eastern Time on June 4, 2025 to discuss the financial results.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition
On June 4, 2025, the Company and Kristy Chipman, its Chief Financial Officer and Treasurer, entered into a letter agreement providing for the cessation of Ms. Chipman’s employment by the Company in all capacities, effective as of June 6, 2025 (the “Cessation Agreement”). The cessation of Ms. Chipman’s employment is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

The Cessation Agreement provides that Ms. Chipman will remain available for 90 days after her employment ceases to advise the Company’s senior management on matters relating to the transition of her duties. The Cessation Agreement also provides that, in exchange for her execution of a general release of claims, Ms. Chipman (i) will receive two lump sum payments totaling $364,212 (representing six months of her base salary and the cost of six months of COBRA continuation coverage), (ii) will not be eligible to receive an annual bonus in respect of fiscal 2025, (iii) will forfeit all other cash incentive opportunities and equity incentive awards held by her (including the special cash and equity retention awards granted to her on July 30, 2024 and August 1, 2024, respectively), and (iv) will not be eligible to receive other severance payments or benefits in connection with the cessation of her employment. Finally, the Cessation Agreement includes a reaffirmation by Ms. Chipman of her obligations under the Restrictive Covenant Agreement she previously entered into with the Company.

On June 4, 2025, the Board appointed Mr. Kenneth R. Bull, the Chief Operating Officer of the Company, to also serve as the Company’s Chief Financial Officer and Treasurer on an interim basis, effective as of the cessation of Ms. Chipman’s service on June 6, 2025, while the Company conducts a search for Ms. Chipman’s permanent replacement. Biographical and other information about Mr. Bull is included in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on May 2, 2025.

Mr. Bull does not have any family relationships with any director or executive officer of the Company, and there are no arrangements or understandings between Mr. Bull and any other persons pursuant to which Mr. Bull was selected to his interim position. Neither Mr. Bull nor any related person of Mr. Bull has a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing description of the Cessation Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Cessation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Vellios Consulting Agreement
As previously disclosed, Thomas Vellios, the Company’s co-founder and the Executive Chairman of its Board of Directors (the “Board”), is not standing for reelection at the upcoming 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and will cease employment with the Company on June 12, 2025, the date of the 2025 Annual Meeting. However, the Company desires to retain the benefit of Mr. Vellios’ knowledge and experience for an additional period. Accordingly, on June 4, 2025, the Company entered into a Consulting Agreement with Mr. Vellios whereby he will be available to provide advice to the Company’s CEO and the Chairman of its Board after his Board service and employment end on June 12, 2025 (the “Consulting Agreement”). Unless the arrangement is sooner terminated by either party, Mr. Vellios will perform these consulting services until December 31, 2025.

The Company had previously agreed to reimburse Mr. Vellios for private travel expenses incurred by him in the performance of his duties as Executive Chairman during the first two quarters of fiscal 2025, and for taxes arising from such reimbursement, up to a maximum of $500,000 (the “Travel Allowance”). The Consulting Agreement provides that the unused portion of the Travel Allowance will remain available to Mr. Vellios to reimburse private travel expenses incurred by him in the performance of his services under the Consulting Agreement (and taxes arising from such reimbursements, if any). The Consulting Agreement further provides for the Company to reimburse Mr. Vellios for certain health insurance premiums previously incurred by him and his wife and incurred during the term of the Consulting Agreement.

Mr. Vellios’ service under the Consulting Agreement will count toward the vesting of restricted stock units presently held by him. The Consulting Agreement provides that if the Company terminates Mr. Vellios’ consulting services without Cause (as defined in the Company’s equity incentive plan) prior to December 16, 2025 and Mr. Vellios then executes a release of claims, he will be deemed to remain in service with the Company until December 16, 2025 for purposes of the vesting of his restricted stock units.

The foregoing description of the Consulting Agreement is not complete and is subject to, and qualified in its entirety by, the terms of the Consulting Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
The Press Release announced Ms. Chipman’s cessation of service and Mr. Bull’s appointment as interim Chief Financial Officer and Treasurer. The Press Release is being furnished, not filed, under Items 2.02 and 7.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated June 4, 2025, by and between Kristy Chipman and Five Below, Inc.

10.2	Consulting Agreement, dated as of June 12, 2025, by and between Thomas G. Vellios and Five Below, Inc.

99.1	Press Release dated June 4, 2025 announcing the Company's financial results for the first quarter ended May 3, 2025.

104*	Coverage Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.
Date: June 4, 2025	By:	/s/ Ronald J. Masciantonio
		Name:	Ronald J. Masciantonio
		Title:	Executive Vice President and General Counsel